UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Southern Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[Employee Email]
Scheduled for distribution May 5, 2026

Subject: A message from Sterling: Vote Your Proxy

2025 was an excellent and transformative year for Southern Company. We delivered strong financial results, strengthened our energy portfolio and continued advancing cutting-edge innovation. We demonstrated our commitment to putting customers first and supporting the communities we are privileged to serve. Together, we are building the utility of the future, driven by innovation and grounded in what’s right for our customers.

During the 2026 Annual Meeting of Stockholders, our Chairman, President and CEO, Chris Womack, will discuss our 2025 performance, stockholders will vote on the items noted below and Chris will answer stockholder questions.

Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 12 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2026	FOR

Items #4-7 Management Proposals
Vote on four amendments to the Restated Certificate of Incorporation:
•   Authorize Additional Common Stock
•   Authorize the Issuance of Preferred Stock
•   Provide for Officer Exculpation
•   Miscellaneous Amendments to
     Modernize, Clarify and Conform the
     Restated Certificate of Incorporation
FOR each proposal
Items #8-10 Stockholder Proposals	Vote on three stockholder proposals: • Independent Board Chairman • Report on Data Center Costs • Report on Climate Due Diligence	AGAINST each proposal

If you are a stockholder, as many of our employees are, you should have already received your proxy materials along with instructions on how to vote your shares. The proxy statement contains information about the company, the upcoming annual meeting and the items that are up for a vote.

You can visit the annual meeting website to review and download copies of the proxy statement and annual report and find a link to vote your proxy. Stockholders, including employee stockholders, can vote online at www.proxyvote.com until May 12.

Depending on how you hold your shares – 401(k) plan, bank, broker, etc. – it is possible that you received an electronic communication regarding delivery of your proxy materials, a Notice of Internet Availability of proxy materials with instructions regarding how to access proxy materials online or a full package of proxy materials in the mail. If you hold Southern Company stock in multiple accounts, you may have received voting instructions in a combination of these methods. I encourage you to vote your shares in all your accounts.

Our virtual annual meeting will begin at 10 a.m. ET on Wednesday, May 13 and can be accessed online at http://www.virtualshareholdermeeting.com/SO2026.

If you have any questions about the proxy statement or the voting process, please contact Patrick Becker in the Office of General Counsel at 404-506-5122.

Thank you for considering these important company matters and voting your shares.
Sterling Spainhour
EVP, Chief Legal Officer

[Employee Article – SO Today]

Scheduled for publication May 5, 2026

Headline: It’s time to vote your proxy

2025 was an excellent and transformative year for Southern Company. We delivered strong financial results, strengthened our energy portfolio and continued advancing cutting-edge innovation. We demonstrated our commitment to putting customers first and supporting the communities we are privileged to serve. Together, we are building the utility of the future, driven by innovation and grounded in what’s right for our customers.

During the 2026 Annual Meeting of Stockholders, our Chairman, President and CEO, Chris Womack, will discuss our 2025 performance, stockholders will vote on the items noted below and Chris will answer stockholder questions.

Ten items are up for vote at this year’s virtual annual meeting, which will begin at 10 a.m. E.T. on Wednesday, May 13. Employees who own Southern Company common stock are encouraged to make their voices heard by voting their shares.

The Southern Company proxy statement was made available to stockholders in April, along with instructions for voting your shares. You can vote your shares online at www.proxyvote.com until May 12.

Below is a summary of the items up for vote, along with the Board of Directors’ voting recommendations.

Item	Description	Board Recommendation
Item #1 Election of Directors	Elect 12 Directors	FOR each director nominee
Item #2 Say on Pay	Advisory vote to approve executive compensation	FOR
Item #3 Ratify Appointment of Auditors	Ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for 2026	FOR

Items #4-7 Management Proposals
Vote on four amendments to the Restated Certificate of Incorporation:
•   Authorize Additional Common Stock
•   Authorize the Issuance of Preferred Stock
•   Provide for Officer Exculpation
•   Miscellaneous Amendments to
     Modernize, Clarify and Conform the
     Restated Certificate of Incorporation
FOR each proposal
Items #8-10 Stockholder Proposals	Vote on three stockholder proposals: • Independent Board Chairman • Report on Data Center Costs • Report on Climate Due Diligence	AGAINST each proposal

For more information, please visit our annual meeting website, where you can review and download copies of the proxy statement and annual report, find a link to vote your proxy and access the virtual annual meeting online.